Earnings News Release Dated September 7, 2006	Exhibit 99.1

News from UTi
Contacts:

Lawrence R. Samuels Senior Vice President, Chief Financial Officer UTi Worldwide Inc. 310.604.3311	Angie Yang/Laurie Berman PondelWilkinson Inc. 310.279.5980 investor@pondel.com

UTi WORLDWIDE REPORTS FISCAL 2007 SECOND QUARTER FINANCIAL RESULTS
— Q2 Net Revenue Grows Organically by 17% —

Rancho Dominguez, California — September 7, 2006 — UTi Worldwide Inc. (NASDAQ:UTIW) today reported financial results for the three- and six-month periods ended July 31, 2006.
For the second quarter of fiscal 2007, gross revenues increased 30 percent to $890.1 million from $686.2 million in the prior-year second quarter. Net revenues increased 28 percent to $305.4 million from $238.3 in the prior-year second quarter. Revenue growth for the fiscal 2007 second quarter reflects continued organic growth across all geographic regions and as well as contributions from Market Industries, Ltd., which the company acquired in March 2006. After adjusting for the impact of currency fluctuations on the comparison of UTi’s results and after excluding contributions from the acquisitions made since June 1, 2005, the company estimates that its gross and net revenues from organic operations increased 14 percent and 17 percent, respectively, in the fiscal 2007 second quarter, when compared with the corresponding period a year ago.
“The integration of Market Industries is progressing well, and we continue to see cross-selling opportunities, especially with the addition of truck brokerage solutions to our capabilities,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “We are also beginning to see a positive impact in our business as the result of our recent investments in sales personnel. Although the majority of the anticipated benefits from this initiative are expected to be realized on a longer-term basis as previously announced, we are encouraged by favorable early returns.”
Operating income in the second quarter of fiscal 2007 totaled $39.7 million, compared with $33.6 million in the second quarter of fiscal 2006. Operating income included $2.3 million share-based compensation expense in the fiscal 2007 second quarter compared to $0.7 million in the second quarter of fiscal 2006. Operating income as a percentage of net revenues equaled 13.0 percent in the fiscal 2007 second quarter, compared with 14.1 percent in the prior-year second quarter and 10.0 percent in the immediately preceding fiscal 2007 first quarter.
Net income for the fiscal 2007 second quarter totaled $23.7 million, or $0.24 per diluted share, based on 99,817,022 weighted-average shares outstanding. This compares with net income in the prior-year second quarter of $22.3 million, or $0.23 per diluted share, based on 97,773,738 weighted-average shares outstanding, as adjusted for a three-for-one split of the company’s ordinary shares effected on March 27, 2006.
In July 2006, the company issued $200.0 million of senior unsecured guaranteed notes and entered into a new senior credit facility that allows for a total of $250.0 million of available borrowings,

Earnings News Release Dated September 7, 2006	Exhibit 99.1

guarantees and letters of credit. The new credit facility replaced substantially all of the company’s previous existing working capital credit facilities. A majority of the net proceeds from the sale of the notes was used to repay the company’s $150.0 million short-term credit facility which UTi obtained in connection with its March 2006 acquisition of Market Industries.
“Our team has done an outstanding job of executing our NextLeap strategies that deliver high value to our clients’ requirements for global integrated logistics, while at the same time delivering improved operating performance for our shareholders,” MacFarlane said. “We remain focused on delivering strong financial performance and at the same time, we believe our many long-term investments underpin our ability to serve the end-to-end supply chain needs of our clients and solidify UTi’s competitive position as we prepare for our ‘next, NextLeap’ journey.”
For the six-month period ended July 31, 2006, gross revenues increased 26 percent to $1.7 billion from $1.3 billion for the same period a year ago. Net revenues rose 26 percent to $577.0 million from $459.5 million in the first half of fiscal 2006. Operating income for the fiscal year-to-date period ended July 31, 2006 totaled $66.9 million, an increase of 10 percent from $60.6 million in the comparable prior-year period. Operating income included $5.1 million share-based compensation expense in the first half of fiscal 2007 compared to $2.1 million in the first half of fiscal 2006. Operating income as a percentage of net revenues was 11.6 percent in the six-month period ended July 31, 2006, compared with 13.2 percent in the same period ended July 31, 2005. Net income for the first half of fiscal 2007 was $40.3 million, or $0.41 per diluted share, compared with $40.1 million, or $0.41 per diluted share, in the corresponding period a year ago.
Investor Conference Call
UTi management will host an investor conference call today, September 7, 2006, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2007 second quarter. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 10:00 a.m. PDT, today, through September 14, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using Replay Passcode 79145696.
About UTi Worldwide
UTi Worldwide Inc. is an international, non-asset-based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ global supply chains.

Earnings News Release Dated September 7, 2006	Exhibit 99.1

Safe Harbor Statement
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its NextLeap goals and journey, UTi’s growth strategies and plans which it is developing for the ‘next NextLeap,’ the company’s anticipated realization of revenue gains from its investments in sales personnel, comments about the company’s investments which it believes underpins its ability to serve the end-to-end supply chain needs of its clients, comments about the company’s focus on financial performance in the future and any other statements which are not historical facts. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition; integration risks associated with acquisitions, including the company’s recent acquisition of Market Industries, Ltd. and the possibility that certain expected acquisition related tax consequences will not be realized; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including conditions such as inventory build-up, economic slowdowns, and declines in world trade or consumer confidence; the impact of higher fuel costs; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; the success and effects of new strategies; disruptions caused by conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated inforward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Tables Follow)

Earnings News Release Dated September 7, 2006	Exhibit 99.1

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended July 31,		Six months ended July 31,
	2006	2005	2006	2005
	(Unaudited)
Gross revenues:
Airfreight forwarding	$341,532	$300,786	$649,102	$579,066
Ocean freight forwarding	234,216	201,988	440,749	388,623
Customs brokerage	22,019	20,136	41,824	40,444
Contract logistics	125,367	110,172	243,986	204,758
Distribution and other	166,939	53,150	288,112	103,534

Total gross revenues	$890,073	$686,232	$1,663,773	$1,316,425

Net revenues:
Airfreight forwarding	$81,485	$71,946	$156,374	$142,475
Ocean freight forwarding	36,281	29,288	67,810	54,872
Customs brokerage	21,636	19,439	40,795	39,002
Contract logistics	108,678	92,842	208,376	171,622
Distribution and other	57,331	24,750	103,684	51,492

Total net revenues	305,411	238,265	577,039	459,463

Staff costs	161,202	125,526	311,966	241,297
Depreciation and amortization	7,533	5,619	14,969	11,323
Amortization of intangible assets	2,192	982	4,043	2,124
Other operating expenses	94,744	72,490	179,154	144,144

Operating income	39,740	33,648	66,907	60,575
Interest expense, net	(3,403)	(695)	(6,450)	(1,418)
Losses on foreign exchange	(253)	(536)	(68)	(462)

Pretax income	36,084	32,417	60,389	58,695
Provision for income taxes	10,847	9,355	17,678	16,931

Income before minority interests	25,237	23,062	42,711	41,764
Minority interests	(1,541)	(719)	(2,423)	(1,652)

Net income	$23,696	$22,343	$40,288	$40,112

Basic earnings per share[1]	$0.25	$0.24	$0.42	$0.43
Diluted earnings per share[1]	$0.24	$0.23	$0.41	$0.41

Number of weighted-average shares outstanding used for per share calculations:
Basic shares[1]	96,300,764	93,764,889	95,897,315	93,398,289
Diluted shares[1]	99,817,022	97,773,738	99,397,847	97,683,183
1. All periods presented have been adjusted for a three-for-one split of UTi’s ordinary shares effected on March 27, 2006.

Earnings News Release Dated September 7, 2006	Exhibit 99.1

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	January 31,
	2006	2006
	(Unaudited)
Assets

Cash and cash equivalents	$195,528	$246,510
Trade receivables, net	635,162	497,990
Deferred income tax assets	8,680	8,517
Other current assets	55,324	39,172

Total current assets	894,694	792,189

Property, plant and equipment, net	110,090	80,443
Goodwill and other intangible assets, net	568,149	369,371
Investments	2,065	1,050
Deferred income tax assets	7,705	4,027
Other non-current assets	19,839	11,684

Total assets	$1,602,542	$1,258,764

Liabilities & Shareholders’ Equity

Bank lines of credit	$71,864	$95,177
Short-term borrowings	2,962	4,441
Current portion of capital lease obligations	8,186	6,189
Trade payables and other accrued liabilities	530,901	465,100
Income taxes payable	20,057	22,904
Deferred income tax liabilities	2,971	1,694

Total current liabilities	636,941	595,505

Long-term borrowings	212,146	13,775
Capital lease obligations	18,219	16,068
Deferred income tax liabilities	27,605	11,593
Retirement fund obligations	5,901	5,124
Other long-term liabilities	10,953	4,960

Minority interests	24,551	25,219

Commitments and contingencies

Shareholders’ equity:
Common stock	410,273	359,835
Retained earnings	288,065	253,573
Accumulated other comprehensive loss	(32,112)	(26,888)

Total shareholders’ equity	666,226	586,520

Total liabilities and shareholders’ equity	$1,602,542	$1,258,764

Earnings News Release Dated September 7, 2006	Exhibit 99.1

UTi Worldwide Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	July 31,
	2006	2005
	(Unaudited)
Operating Activities:
Net income	$40,288	$40,112
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation costs	5,070	2,073
Depreciation and amortization	14,969	11,323
Amortization of intangible assets	4,043	2,124
Deferred income taxes	30	(3,419)
Tax benefit relating to exercise of stock options	800	2,333
Excess tax benefits from share-based compensation	(717)	—
Gain on disposal of property, plant and equipment	(205)	(95)
Other	2,424	1,617
Changes in operating assets and liabilities:
Increase in trade receivables	(105,237)	(55,532)
Increase in other current assets	(5,517)	(3,362)
Increase in trade payables	25,692	19,644
Increase in other current liabilities	25,875	19,008

Net cash provided by operating activities	7,515	35,826

Investing Activities:
Purchases of property, plant and equipment	(10,881)	(9,020)
Proceeds from disposal of property, plant and equipment	1,151	316
Increase in other non-current assets	(5,948)	(768)
Acquisitions and contingent earn-out payments	(199,284)	(36,006)
Other	(1,165)	(754)

Net cash used in investing activities	(216,127)	(46,232)

Financing Activities:
Decrease in bank lines of credit	(26,661)	(4,787)
Decrease in short-term borrowings	(1,148)	(417)
Increase in long-term borrowings	586	13,715
Repayment of long-term borrowings	(1,887)	(310)
Net proceeds from issuance of senior notes	198,739	—
Repayments of capital lease obligations	(4,260)	(2,324)
Decrease in minority interests	—	(474)
Net proceeds from issuance of ordinary shares	7,548	6,151
Excess tax benefits from share-based compensation	717	—
Dividends paid	(5,775)	(4,672)

Net cash provided by financing activities	167,859	6,882

Effect of foreign exchange rate changes	(10,229)	(9,838)

Net decrease in cash and cash equivalents	(50,982)	(13,362)
Cash and cash equivalents at beginning of period	246,510	178,132

Cash and cash equivalents at end of period	$195,528	$164,770

Earnings News Release Dated September 7, 2006	Exhibit 99.1

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended July 31, 2006
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$215,863	$299,979	$229,949	$144,282	$—	$890,073

Net revenue	$63,942	$133,612	$38,703	$69,154	$—	$305,411
Staff costs	35,246	76,930	16,171	29,804	3,051	161,202
Depreciation and amortization	1,611	2,722	858	1,831	511	7,533
Amortization of intangible assets	—	1,915	114	163	—	2,192
Other operating expenses	17,828	39,034	9,631	24,198	4,053	94,744

Operating income/(loss)	$9,257	$13,011	$11,929	$13,158	$(7,615)	39,740

Interest expense, net						(3,403)
Losses on foreign exchange						(253)

Pretax income						36,084
Provision for income taxes						10,847

Income before minority interests						$25,237

	Three months ended July 31, 2005
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$179,212	$171,172	$207,406	$128,442	$—	$686,232

Net revenue	$52,280	$92,056	$34,076	$59,853	$—	$238,265
Staff costs	27,655	55,472	14,138	25,487	2,774	125,526
Depreciation and amortization	1,411	1,126	772	1,867	443	5,619
Amortization of intangible assets	—	735	78	169	—	982
Other operating expenses	14,308	25,712	8,152	21,685	2,633	72,490

Operating income/(loss)	$8,906	$9,011	$10,936	$10,645	$(5,850)	33,648

Interest expense, net						(695)
Losses on foreign exchange						(536)

Pretax income						32,417
Provision for income taxes						9,355

Income before minority interests						$23,062

Earnings News Release Dated September 7, 2006	Exhibit 99.1

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Six months ended July 31, 2006
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$399,956	$540,794	$437,629	$285,394	$—	$1,663,773

Net revenue	$118,271	$249,108	$74,340	$135,320	$—	$577,039
Staff costs	67,030	147,376	31,393	59,592	6,575	311,966
Depreciation and amortization	3,019	5,327	1,693	3,915	1,015	14,969
Amortization of intangible assets	—	3,468	229	346	—	4,043
Other operating expenses	33,935	70,748	18,662	48,759	7,050	179,154

Operating income/(loss)	$14,287	$22,189	$22,363	$22,708	$(14,640)	66,907

Interest expense, net						(6,450)
Losses on foreign exchange						(68)

Pretax income						60,389
Provision for income taxes						17,678

Income before minority interests						$42,711

	Six months ended July 31, 2005
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$341,195	$327,950	$389,120	$258,160	$—	$1,316,425

Net revenue	$101,908	$172,480	$62,803	$122,272	$—	$459,463
Staff costs	54,816	102,003	26,599	52,854	5,025	241,297
Depreciation and amortization	2,826	2,242	1,465	3,852	938	11,323
Amortization of intangible assets	—	1,691	78	355	—	2,124
Other operating expenses	27,770	50,411	15,413	45,736	4,814	144,144

Operating income/(loss)	$16,496	$16,133	$19,248	$19,475	$(10,777)	60,575

Interest expense, net						(1,418)
Losses on foreign exchange						(462)

Pretax income						58,695
Provision for income taxes						16,931

Income before minority interests						$41,764

Earnings News Release Dated September 7, 2006	Exhibit 99.1

UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)

	Three months ended		Six months ended
	July 31,		July 31,
	2006	2005	2006	2005
	(Unaudited)
Forwarding, Customs Brokerage & Other:

Gross revenue from external customers	$629,667	$549,616	$1,191,567	$1,057,210

Net revenue	$149,260	$128,049	$283,037	$252,909
Staff costs	77,723	65,746	151,179	131,315
Depreciation and amortization	3,378	3,238	6,555	6,498
Other operating expenses	37,393	33,386	74,174	69,301

Operating income	$30,766	$25,679	$51,129	$45,795

Contract Logistics, Distribution & Other:

Gross revenue from external customers	$260,406	$136,616	$472,206	$259,215

Net revenue	$156,151	$110,216	$294,002	$206,554
Staff costs	80,428	57,006	154,212	104,957
Depreciation and amortization	3,644	1,938	7,399	3,887
Amortization of intangible assets	2,192	982	4,043	2,124
Other operating expenses	53,298	36,471	97,930	70,029

Operating income	$16,589	$13,819	$30,418	$25,557